Exhibit 2.1
2455 Paces Ferry Rd., Atlanta, GA 30339

August 14, 2007

Pro Acquisition Corporation
c/o Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022-3904
Attention: Paul S. Bird, Esq.

Re: Purchase and Sale Agreement by and between The Home Depot, Inc., THD Holdings, LLC, Home Depot International, Inc., Homer TLC, Inc. and Pro Acquisition Corporation (the “Agreement”)

Dear Sirs:

This letter will confirm our agreement to amend the Agreement to change the reference in Section 2.3(a) of the Agreement to “August 16, 2007” to hereinafter refer to “August 23, 2007”. Except as amended hereby, the Purchase Agreement remains in full force and effect.

Very truly yours.
/s/  Carol B. Tomé

Carol B. Tomé
Executive Vice President-Corporate Services and Chief Financial Officer

Acknowledged and Agreed:

THD HOLDINGS, LLC	HOME DEPOT INTERNATIONAL, INC.

By: /s/ Steven M. Levy Name: Steven M. Levy Title: President	By: /s/ Carol B. Tomé Name: Carol B. Tomé Title: Vice President
HOMER TLC, INC.	PRO ACQUISITION CORPORATION

By: /s/ Steven M. Levy Name: Steven M. Levy Title: President	By: /s/ David Novak Name: David Novak Title: Co-President
cc: Paul S. Bird, Esq.